UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


           Date of Report (Date of earliest reported): April 15, 2005


                             THOMAS EQUIPMENT, INC.
                             ----------------------
               (Exact name of registrant as specified in charter)



         Delaware                      333-44586                58-3565680
         --------                      ---------                -----------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)



                 1818 North Farwell Avenue, Milwaukee, WI 53202
                 ---------------------------------------- ------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (312) 224-8812

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700

                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities.

         On April 19, 2005, Thomas Equipment, Inc. (the "Company"), entered into agreements with several accredited investors for the sale of an aggregate of 25,000 shares of series A preferred stock (the "Preferred Stock"), and warrants to purchase an aggregate of 2,083,333 shares of common stock exercisable at a price of $3.75 per share at any time during a period of five years (the "Warrants"). The securities were sold for an aggregate cash consideration of $25,000,000. The securities were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended. The Company also agreed to cause a resale registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants to be effective within six months of the closing date.

      The Preferred Stock is convertible into shares of common stock at the rate of $3.00 per share and pays a dividend of 5% per annum in cash. The Preferred Stock may be converted at anytime upon five days notice by the Preferred Stockholders. The Company can require the holders to convert up to 20% of their Preferred Stock per month, if the common stock trades at an average price of $6.00 per share for 20 consecutive days, with average volume of 150,000 shares per day. At any time commencing after three years from the closing date, the Company can redeem the Preferred Stock. If the redemption occurs in the fourth year after issuance, the redemption amount shall be 200% of the stated value. If the redemption occurs during the fifth year after issuance, the redemption amount shall be 225% of the stated value. The holder can require the Company to redeem the Preferred Stock at 110% of the stated value, together with accrued dividends, after five years or upon certain events, including:

      o  failure to deliver common stock when required;
      o  failure to effect registration of the common stock; or
      o  a bankruptcy event.

      The Company paid the placement agent of the offering a fee of 6% of the aggregate proceeds, together with warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share for a period of five years.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal
Year

      On April 15, 2005, the Company's Board of Directors approved a Certificate of Designation for 30,000 shares of Preferred Stock, as described above. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on April 15, 2005.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
      Not applicable.

(b) Pro forma financial information.

      Not applicable.


(c)  Exhibits

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Exhibit
 Number                      Description
--------------------------------------------------------------------------------
4.1            Certificate of Designation of Series A Preferred Stock
10.1           Securities Purchase Agreement dated as of April 19, 2005
10.2           Form of Registration Rights Agreement, dated as of April 19, 2005
10.3           Form of Common Stock Purchase Warrant, dated as of April 19, 2005



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     THOMAS EQUIPMENT, INC.


Date:  April 19, 2005                                /s/ CLIFFORD RHEE
                                                     -----------------
                                                     Clifford Rhee,
                                                     President


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